UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary proxy statement
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☐	Definitive proxy statement
☐	Definitive additional materials
☑	Soliciting material under § 240.14a-12

BRYN MAWR BANK CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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WSFS bank
We Stand For Service®

BMT
BRYN MAWR TRUST

WSFS Financial Corporation + BMBC BRYN MAWR BANK CORPORATION

The Premier Bank and Wealth Management Franchise in the Mid-Atlantic Region

March 10, 2021




WSFS bank

Disclaimer

WSFS Financial Corporation

Important Additional Information will be Filed with the SEC:

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS Financial Corporation ("WSFS") of Bryn Mawr Bank Corporation ("Bryn Mawr" or "BMBC"). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, WSFS will file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S 4 that will include a joint proxy statement of WSFS and Bryn Mawr and a prospectus of WSFS (the "Joint Proxy/Prospectus"), and each of WSFS and Bryn Mawr may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and Bryn Mawr. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BRYN MAWR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, BRYN MAWR AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Bryn Mawr, may be obtained at the SEC's website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation:

WSFS, Bryn Mawr and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Bryn Mawr in respect of the proposed transaction. Information about WSFS's directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding Bryn Mawr's directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by Bryn Mawr with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements:

This presentation contains estimates, predictions, opinions, projections and other "forward looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements include, without limitation, statements relating to the impact WSFS and Bryn Mawr expect their proposed merger to have on the combined entity's operations, financial condition, and financial results, and WSFS's and Bryn Mawr's expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and Bryn Mawr expect to realize as a result of the proposed acquisition. The forward looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words "believe," "intend," "expect," "anticipate," "strategy," "plan," "estimate," "approximately," "target," "project," "propose," "possible," "potential," "should" and similar expressions, among others, generally identify forward looking statements. Such forward looking statements are based on various assumptions (many of which are beyond the control of WSFS and Bryn Mawr) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS's share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or Bryn Mawr; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and Bryn Mawr will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Bryn Mawr have business relationships; diversion of management time on merger related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies' customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID 19 pandemic on WSFS, Bryn Mawr and the proposed transaction; and other factors, many of which are beyond the control of WSFS and Bryn Mawr. We refer you to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of WSFS's Annual Report on Form 10 K for the year ended December 31, 2020, Bryn Mawr's Annual Report on Form 10 K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS's and Bryn Mawr's Quarterly Reports on Form 10 Q, Current Reports on Form 8 K and other filings, which have been filed by WSFS and Bryn Mawr with the SEC and are available on the SEC's website at www.sec.gov. All forward looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Bryn Mawr or their respective businesses or operations. We caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date on which they are made. Neither WSFS nor Bryn Mawr undertakes any obligation, and specifically declines any obligation, to revise or update any forward looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.

Non GAAP Financial Measures:

This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). This non GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For more information, see the Appendix.

Combination of Two High-Performing Franchises

WSFS Financial Corporation

- **Building Scale** – Combines two high-performing franchises into the **preeminent, locally-headquartered bank in the Greater Philadelphia and Delaware Region**
- **Premier Wealth Management Franchise** – Creates the region's largest bank-affiliated wealth management business; **6th largest[3] among full-service banks under $100 billion in assets nationwide**
- **Accelerates Delivery and Talent Transformation** – Greater scale to leverage existing investments and enhance long-term initiatives
- **Substantial Cost Synergies** – Branch and office optimization, reduction in administrative costs, and overlapping media market opportunities
- **High-Performing Financials** – Continued **top-quintile ROA of 1.30%[5]** with significant upside performance not included in the transaction model

Combined Franchise Metrics[1]

Market Cap[2]	Assets
$3.55B	$19.8B
Net Loans	**Total Deposits**
$12.6B	$16.2B
Core Fee %	**AUM / AUA[4]**
29%	$43B

[1] Amounts are pro forma as of December 31, 2020; core fee revenue percentage is a non-GAAP financial measure for the year ended December 31, 2020, see appendix for reconciliation to GAAP
[2] Market capitalization is as of market close on March 9, 2021
[3] Ranked by gross revenue from fiduciary activities for FY2020; Source: S&P Global Market Intelligence
[4] Assets under management (AUM) and Assets under administration (AUA)
[5] Peer group includes 53 public banks nationwide with assets between $10B and $30B based on publicly available 2022 consensus estimates

Strong Market Position, Poised for Organic Growth

WSFS Financial Corporation

Strengthens our unique market position between the larger out-of-market banks and smaller community banks in the **4th largest depository MSA in the country[1]**

Philadelphia-Wilmington-Camden MSA Deposits[1]

Rank		Net Deposits ($M)	Market Share
1	Wells Fargo	$35,311	16.7%
2	TD Bank	$32,871	15.6%
3	Bank of America	$22,412	10.6%
4	PNC Bank	$20,752	9.8%
5	Citizens Bank	$19,346	9.2%
-	**PRO FORMA**	**$13,761**	**6.5%**
6	M & T Bank	$10,891	5.2%
7	**WSFS**	**$9,680**	**4.6%**
8	Santander Bank	$6,966	3.3%
9	Truist Bank	$5,852	2.8%
10	Univest Bank and Trust	$4,317	2.0%
11	**BMT**	**$4,081**	**1.9%**
	Market Total	**$211,002**	



Philadelphia
Wilmington
Pennsylvania
New Jersey
Maryland
Delaware
NY
CT
New York
NJ
PA
Philadelphia
Baltimore
Washington, D.C.
DE
MD
VA

[1] FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits, credit unions, and non-traditional banks (e.g., credit card companies); as of June 30, 2020. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

Premier Wealth Management Franchise

WSFS Financial Corporation

Wealth Management & Personal Trust[1]	$10B AUM $28B AUA
Corporate Trust[1]	$5.1B AUA
Private Banking[1]	$250M Loans $651M Deposits

Comprehensive Relationship-based Platform

- **$43 billion** in Assets Under Management and Assets under Administration; **$102 million** in Core Fee Revenue[1]
- **6th largest**[2] **among full-service banks** under $100 billion in assets
- Retaining key leadership
  - Including Jennifer Dempsey Fox, President of BMT Wealth
- BMT will be prominent brand in combined Wealth Business

BMT BRYN MAWR TRUST WEALTH MANAGEMENT

High-quality, customized wealth planning strategies

- Comprehensive investment solutions
- Personal trust management and trustee services
- Full-service solutions for mass affluent and ultra-high net worth
- Capital markets structured finance, default/bankruptcy, and agency services

Full Suite of Products & Services

	WSFS	BMT
Wealth Planning	✓	✓
Investment Strategies	✓	✓
Trust & Estate	✓	✓
Family Office	✓	
Insurance		✓
Structured Finance	✓	
Agency Services	✓	
Bankruptcy	✓	
Philanthropic & Charitable Giving	✓	✓
Cash Management	✓	✓
Tax Strategies	✓	✓

[1] Amounts are pro forma as of December 31, 2020; core fee revenue is a non-GAAP financial measure for the year ended December 31, 2020, see appendix for reconciliation to GAAP
[2] Ranked by gross revenue from fiduciary activities for FY2020; Source: S&P Global Market Intelligence

Summary of Transaction Terms

WSFS Financial Corporation

Structure	• BMBC to merge with and into WSFS • 100% stock consideration
Implied Transaction Value	• Implied value of $48.55 per share • Aggregate transaction value of $976.4 million • Market premium of 16.0%[1]
Exchange Ratio and Ownership	• Fixed exchange of 0.90 shares of WSFS common stock for each share of BMBC common stock outstanding • Implied BMBC ownership of approximately 27%
Financial Impact[2]	• Strong EPS accretion of 6.7% in Year 1; 13.4% Year 2 • 6.1% TBV Dilution; Earn-back of 3.2 years or 2.8 years excluding Wealth Customer list intangible • Internal Rate of Return of 18%
Governance	• BMBC CEO, Frank Leto, and two BMBC Directors (TBD) to join the WSFS Board of Directors • Key BMBC management to support WSFS in ensuring a successful integration and client continuity
Approvals and Closing	• Customary regulatory and stockholder approvals for both WSFS and BMBC • Anticipated closing in early fourth quarter of 2021
Community	• Additional $2 million grant to WSFS Foundation to support underserved communities as part of its mission

[1] Based on WSFS and BMTC 20-day trailing average as of market close on March 9, 2021

[2] Includes full phase-in of cost savings and full impact of one-time merger expense for illustrative purposes. Includes the estimated impact of purchase accounting and the inclusion of the CECL 'double count', see appendix for more information

Compelling and Attractive Pro Forma Financial Impact

WSFS Financial Corporation

Key Synergies & Assumptions

- $127 million of pre-tax one-time merger related expenses
- Approximately $73 million of annual cost savings
  - Represents approximately 45% of BMBC operating expenses, based on current consensus street estimates
  - 65% realized Year 1, 100% realized Year 2
- Expected reduction in total branch count by approximately 30%
- Day 1 Balance Sheet marks detailed on slide 15
- No ACL Reserve releases assumed
- Significant revenue synergies are not included in the transaction model

Key Financial Metrics

6.7% Year 1 EPS Accretion

13.4% Year 2 EPS Accretion

6.1% TBV Share Dilution[1]

3.2yrs TBV Earn-back[1]

18.0% IRR

Earn-back[1] of 2.8 years excluding Wealth Customer list intangible resulting from significant AUM/AUA and strong revenue generation

Additional Metrics

Transaction Price	
Price/TBV	229%[2]
Price/2022 EPS	16.8X[2]
Market Premium	16.0%[3]

Capital Positions	
CET1 Ratio at Closing	11.63%
Total Capital Ratio	14.15%
ACL Coverage	2.26%

[1] Includes full impact of one-time merger expenses; pro forma at closing, including the estimated impact of purchase accounting and the inclusion of the CECL 'double count', see appendix for more information

[2] Based on market close price as of March 9, 2021

[3] Based on WSFS and BMTC 20-day trailing average as of market close on March 9, 2021

Continued Sustainable High Performance

WSFS Financial Corporation

Combined Franchise Results in a Top-quintile Performance Among National Peers[1]



2022E Fee Revenue %
WSFS
31.3%
Peer Median
21.6%
2022E ROAA
WSFS
1.3%
Peer Median
1.0%
2022E ROATCE
WSFS
15.04%
Peer Median
11.6%

[1] Peer group includes 53 public banks nationwide with assets between $10B and $30B based on publicly available 2022 consensus estimates. WSFS financial data is pro forma for current transaction and illustratively assumes 100% phase-in of cost savings in 2022, Year 1 of the transaction

Source: S&P Global Market Intelligence

Resilient and Diversified Core Fee Revenue



WSFS – FY 2020
BMT – FY 2020
PRO FORMA – FY 2020
Core Net Revenue[1]
$635M
Net Interest Income 73%
Core Fee Revenue 27%
+
$223M
Net Interest Income 64%
Core Fee Revenue 36%
=
$858M
Net Interest Income 71%
Core Fee Revenue 29%
Core Fee Revenue[1]
$169M
Banking 29%
Cash Connect 24%
Wealth 29%
Mortgage 18%
+
$80M
Banking 24%
Wealth 66%
Mortgage 10%
=
$249M
Banking 27%
Cash Connect 17%
Wealth 41%
Mortgage 15%
20+
Discrete lines of business and products

[1] Amounts are proforma as of December 31, 2020; core fee revenue is a non-GAAP financial measure for the year ended December 31, 2020, see appendix for reconciliation to GAAP

Relationship-Based Loan and Deposit Franchise

WSFS Financial Corporation

	WSFS – FY 2020	BMT – FY 2020	PRO FORMA – FY 2020
Loan Yield[1]	5.03%	4.16%	4.78%
Deposit Cost[3]	0.21%	0.16%	0.20%

Loan Composition[2]



$9.2B
C&I 38%
CRE 23%
Construction 8%
PPP 8%
Residential 10%
Consumer 13%

+



$3.6B
C&I 32%
CRE 40%
Construction 4%
Residential 18%
Consumer 6%

=



$12.9B
C&I 37%
CRE 27%
Construction 7%
PPP 6%
Residential 12%
Consumer 11%

Deposit Composition



$11.9B
Time 10%
Other 2%
Noninterest DDA 29%
Interest DDA 22%
Money Market & Savings 37%

+



$4.4B
Time 8%
Other 7%
Noninterest DDA 32%
Interest DDA 20%
Money Market & Savings 33%

=



$16.2B
Time 9%
Other 3%
Noninterest DDA 30%
Interest DDA 22%
Money Market & Savings 36%

54%
low/no-cost Customer deposits

[1] Loan yield is on the average balance for the year ended December 31, 2020
[2] C&I includes Owner Occupied and Small Business; Consumer includes HELOCs
[3] Deposit cost is on the average balance for the quarter ended December 31, 2020; excludes brokered deposits

Delivering Diversified Growth and Long-Term Value

WSFS Financial Corporation

Proven Track Record of Successful and Value-added Integrations

Total Shareholder Returns[1]

	1 Year	5 Year	10 Year
WSFS	56.6%	74.9%	291.1%
KBW Bank	23.2%	105.6%	174.9%
SNL U.S. Bank > $10B	14.8%	87.7%	141.2%
NASDAQ Bank	28.5%	87.1%	195.3%



Assets
$4.0 B
$4.3 B
$4.4 B
$4.5 B
$4.9 B
$5.6 B
$6.8 B
$7.0 B
$7.2 B
$12.3 B
$14.3 B
$19.8 B
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
PRO FORMA
2010 Christiana Bank and Trust
2013 ARRAY Array Financial
2014 First National Bank of Wyoming
2015 Alliance Bank
2016 PENN LIBERTY BANK Penn Liberty Bank
2016 Powdermill Financial Solutions
2016 West Capital Management
2019 Beneficial Beneficial Bancorp, Inc.
2021 BMBC Bryn Mawr Bank Corporation

[1] Per Bloomberg; closing price as of March 1, 2021; Total return defined as stock appreciation inclusive of reinvestment of dividends into new shares

Source: S&P Global Market Intelligence

Due Diligence Process

WSFS Financial Corporation

- ✓ Comprehensive due diligence coordinated and led by key executives from WSFS and BMT
- ✓ Full engagement of external counsel, financial advisors, and consultants
- ✓ Key focus areas: Wealth, Credit Quality, Operations, Risk, Compliance, Legal, Regulatory, and Technology

Wealth

- Relationships Reviews
- Key Talent
- Investment Performance
- Fiduciary roles
- Systems and Platforms
- Compliance

Operations and Risk

- Information Technology
- Cybersecurity
- Operational Risk
- Human Capital
- Financial Systems
- Balance Sheet, Liquidity, and Capital
- Third Party Risk Management
- Regulatory and Compliance
- Internal Audit and Legal
- Physical Premises and Security

Credit Quality

- Reviewed risk framework, credit policies, committee materials, loan files, and pro forma concentration limits
- Assessment of credit performance trends including credit migration, delinquencies, and losses
- Significant review of loan portfolio
  - 54% of total commercial loans
  - 85% of COVID-19 impacted loans[1]
  - 95% of Criticized/Classified loans

[1] Office, Retail, Hotel, and Food Services

Appendix

Selected Portfolios *as of December 31, 2020*

	WSFS		BMT		PRO FORMA	
Hotel	$525 million 6.2% of portfolio[1]	+	$84 million 2.3% of portfolio	=	$609 million 5.0% of portfolio[1]	• Average Hotel loan is $3.2M • Diverse mix of hotel flags and traffic type
Retail CRE	$668 million 7.9% of portfolio[1]	+	$332 million 9.1% of portfolio	=	$1 billion 8.3% of portfolio[1]	• Average Retail loan is $1.4M • No enclosed malls
Office CRE	$521 million 6.2% of portfolio[1]	+	$207 million 5.7% of portfolio	=	$728 million 6.0% of portfolio[1]	• Average Office loan is $1.6M • No loan modifications within portfolio
Food Services	$183 million 2.2% of portfolio[1]	+	$32 million 0.9% of portfolio	=	$215 million 1.8% of portfolio[1]	• Average Food loan is ~$300K
Retail Trade	$261 million 3.1% of portfolio[1]	+	$65 million 1.8% of portfolio	=	$326 million 2.7% of portfolio[1]	• Average Retail Trade loan is ~$300K

[1] Portfolio values are gross loans excluding PPP as of December 31, 2020

Key Transaction Assumptions (Model Details)

WSFS Financial Corporation

Loan Marks and Estimated CECL Impact	• Gross credit mark-down of $72.4 million pre-tax or 1.95% of BMBC total loans at close • Loan interest rate mark-up of $41.1 million pre-tax • Non-PCD CECL reserve of $41.8 million established day 2 through provision expense (represents "double count" of the non-PCD credit mark) • Loan interest rate mark and non-PCD credit mark amortized / accreted over expected loan maturity periods • Combined ACL Coverage Ratio of 2.26%
Other Fair Value Adjustments	• Customer list intangible of $67.5 million, amortized over 15 years • Fixed asset (corporate real estate) write-up of $10.5 million, amortized over 30 years • Core deposit intangible of $5.0 million, amortized over 10 years • Time deposit write-up of $3.5 million, accreted over 3 years • Wholesale borrowings write-up of $7.1 million, accreted over 13 years
Other Adjustments	• $89 million in Trust Preferred securities to be recognized as Tier 2 Capital related to the Collins Amendment • $6 million pre-tax benefit from balance sheet repositioning and optimization • $2 million in estimated annual pre-tax loss of revenue related to the Durbin Amendment • Assumes a tax rate of 25% on pro forma adjustments; 24.8% combined effective tax rate • Assumes WSFS pauses planned share repurchases during the period prior to transaction close • No ACL Reserve releases modeled • Revenue synergies identified but not included in model

Key Transaction Assumptions (Continued)

WSFS Financial Corporation

Tangible Book Value Reconciliation

$Millions	Aggregrate	Per Share
WSFS Projected TBV 9/30/2021	**$1,202.8**	**$26.90**
Equity Consideration	976.4	
Share Buyback Pause	140.3	
Additional Intangibles Created	(527.0)	
Seller One-Time Costs	(10.5)	
Buyer One-Time Costs	(87.4)	
CECL Reserve	(31.4)	
Pro Forma TBV	**$1,663.2**	**$25.25**
Dilution		**-6.1%**

Loan Mark & CECL

Pre-tax $Millions	Credit	Interest Rate	Total Mark
Non-PCD Loan Mark	($41.8)	$34.4	($7.4)
PCD Loan Mark	($30.6)	$6.7	($23.9)
Total Loan Mark	**($72.4)**	**$41.1**	**($31.3)**

Other Fair Value Adjustments

Item	$	Life (Years)	Amort. Method
Customer Intangible	$67.5	15	Straightline
Real Estate	$10.5	30	Straightline
Core Deposit Intangible	$5.1	10	Sum of Years Digits
Time Deposits	($3.5)	3	Straightline
Borrowings	($7.1)	13	Straightline

Estimated Earnings Per Share Impact – Year 1

WSFS Financial Corporation

($Millions, except per share values)	Year 1 Pro Forma
WSFS' Consensus Net Income Estimate	$154
BMT's Consensus Net Income Estimate	$58
WSFS Consensus EPS Estimate	$3.56
BMT Consensus EPS Estimate	$2.90
After-Tax Transaction Adjustments:	
Cost Savings	$32
Intangible Amortization	(4)
Reversal of BMT Existing Intangible Amortization	2
Net Purchase Accounting, Repositioning, Durbin and Tax Adjustments	3
Pro Forma Net Income to Common	**$245**
Pro Forma Average Diluted Shares (millions)	64.5
WSFS Pro Forma EPS	**$3.80**
Accretion ($)	**$0.24**
Accretion (%)	**6.7%**
Accretion (%) - Cost Savings Fully Phased-in	**14.6%**

Capital Overview – Holding Company

Tier 1 Common Ratio


6.5% Well Capitalized
11.87%
11.29%
11.63%
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

Tier 1 Ratio


8% Well Capitalized
12.50%
11.86%
11.63%
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

Tangible Common Equity[1]


$1,234
$424
$1,663
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

Total Capital Ratio


10% Well Capitalized
13.76%
15.55%
14.15%
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

Leverage Ratio


5% Well Capitalized
9.76%
9.04%
8.86%
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

TCE Ratio


8.96%
8.09%
8.91%
WSFS 12/31/2020
BMBC 12/31/2020
Pro Forma at Close

[1] Amounts in millions

Non-GAAP Financial Information

This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures:

- Core fee revenue is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments;
- Core net revenue is a non-GAAP measure that is determined by adding core net interest income (which is the same as GAAP net interest income) plus core fee revenue;
- Tangible common equity is a non-GAAP measure and is defined as total average stockholders' equity less goodwill, other intangible assets;
- Return on average tangible common equity (ROATCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity

Non-GAAP Financial Information

(dollars in thousands, except per share data)	WSFS Twelve Months Ended December 31, 2020	BMT Twelve Months Ended December 31, 2020	Combined Twelve Months Ended December 31, 2020
Net interest income (GAAP)	$ 465,955	$ 143,787	$ 609,742
Core net interest income (non-GAAP)	$ 465,955	$ 143,787	$ 609,742
Noninterest income (GAAP)	$ 201,025	$ 81,971	$ 282,996
Less: Securities gains	9,076	-	9,076
Less: Unrealized gains on equity investments, net	761	-	761
Less: Realized gain on sale of equity investment, net	22,052	-	22,052
Less: Gain on sale of PPP Loans	-	2,411	
Less: BMT Inv Advisors wind-down costs		(2,207)	
Less: Gain on sale of buildings		2,295	
Core fee revenue (non-GAAP)	$ 169,136	$ 79,472	$ 248,608
Core net revenue (non-GAAP)	$ 635,091	$ 223,259	$ 858,350
Fee revenue as a percentage of total net revenue	30.1%	36.3%	31.7%
Core fee revenue as a percentage of total core net revenue	26.6%	35.6%	29.0%

(dollars in thousands, except per share data)	WSFS Twelve Months Ended December 31, 2020	BMT Twelve Months Ended December 31, 2020	Combined Twelve Months Ended December 31, 2020
Wealth Management Segment			
Noninterest income (GAAP)	$ 49,541	$ 50,571	$ 100,112
Less: BMT Inv Advisors wind-down costs	-	(2,207)	(2,207)
Core fee revenue (non-GAAP)	$ 49,541	$ 52,778	$ 102,319

(dollars in thousands, except per share data)	WSFS Twelve Months Ended December 31, 2020	BMT Twelve Months Ended December 31, 2020	Combined Twelve Months Ended December 31, 2020
Calculation of return on average tangible common equity:			
GAAP net income attributable	$ 114,774	$ 32,573	$ 147,347
Plus: Tax effected amortization of intangible assets	8,481	2,818	11,299
Net tangible income (non-GAAP)	$ 123,255	$ 35,391	$ 158,646
Average stockholders' equity of WSFS	$ 1,836,115	$ 610,521	$ 2,446,636
Less: average goodwill and intangible assets	563,126	201,389	764,515
Less: average Noncontrolling interest	-	(725)	(725)
Net average tangible common equity	$ 1,272,989	$ 409,857	$ 1,682,846